EXHIBIT 99.1


                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                        FOURTH QUARTER 2004 RESULTS

            - - STRONG FOURTH QUARTER OPERATING PERFORMANCE - -
                    -- INCREASED CASH FLOW GENERATION --

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - February 9, 2005 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $36.3 million, or $0.81 per share on a diluted basis, for the quarter ended December 31, 2004. This compares with net earnings per share of $0.72 for the fourth quarter of 2003. Included in the fourth quarter 2004 net earnings were costs related to the previously disclosed investigation of $0.02 per share.

For the year ended December 31, 2004, net earnings per share were $2.37. This amount includes investigation-related costs of $0.08 per share. Net earnings per share in 2003 were $2.11 and included a restructuring charge of $0.08 related to the closure of a manufacturing facility in France.

Sales for the quarter were $399.2 million, compared with $370.4 million in the prior year. This represents an 8% increase in reported sales, consisting of a 3% increase in local currency sales and a 5% increase due to currency. Adjusted operating income amounted to $59.0 million, compared with $54.1 million last year. Included in adjusted operating income in the current quarter are $1.1 million in investigation costs. Operating cash flow in the quarter increased 14% over the prior year to $44.1 million.

Sales for the year ended December 31, 2004, were $1.4 billion, compared with $1.3 billion in the prior year. This represents an 8% increase in reported sales, consisting of 3% local currency sales growth and a 5% increase due to currency. Adjusted operating income was $179.4 million in 2004 and $161.9 million in 2003. Adjusted operating income in 2004 includes investigation costs of $5.0 million and in 2003 includes a restructuring charge of $5.4 million. Operating cash flow in 2004 was $166.0 million, versus $117.2 million in the prior period, an increase of 42%.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "We are very pleased with our record operating performance in the fourth quarter. Local currency sales growth was in line with our expectations, and we are experiencing improving market conditions in Europe. Fourth quarter gross margins were at their highest level ever, reflecting our continued focus on reducing costs and our efforts to bring more value to our solutions offering. Finally, our cash flow continues to steadily increase. In 2004, we spent more than $100 million on share repurchases and reduced our net debt by $60 million."

Spoerry concluded, "Although the economic environment for 2005 remains uncertain, we currently see improving conditions in Europe and the United States and expect China to continue to generate growth, albeit not at the unusually high level we saw in 2004. Our franchise is fundamentally strong with market-leading positions, an outstanding technology portfolio and a world-class global sales and service network. When these competitive advantages are combined with solid execution of our business strategies, we should add another year to our record of strong financial performance."

For the year ended December 31, 2004, the Company reported local currency sales growth of 2% in the Americas and 15% in Asia and Rest of World and constant local currency sales in Europe.

During the fourth quarter the Company repurchased 859,100 shares of its common stock. During 2004, the Company repurchased 2.2 million shares.

The Company will host a conference call to discuss its fourth quarter results today (Wednesday, February 9) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the fiscal year December 31, 2003. The Company assumes no obligation to update this press release.

                                         METTLER-TOLEDO INTERNATIONAL INC.
                                         COMPARATIVE FINANCIAL INFORMATION
                                     (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                              THREE months ended                THREE months ended
                                               December 31, 2004                 December 31, 2003
                                                (unaudited)          %              (unaudited)        %

Net sales                                    $  399,205            100.0  (a)   $    370,446         100.0
Cost of sales                                   200,748             50.3             194,203          52.4
                                              ---------            -----        ------------         -----
Gross profit                                    198,457             49.7             176,243          47.6

Research and development                         22,208              5.5              20,918           5.6
Selling, general and administrative             117,268             29.4             101,226          27.4
                                              ---------            -----        ------------         -----
Adjusted operating income                        58,981             14.8              54,099          14.6

Amortization                                      3,627              0.9               3,148           0.9
Interest expense                                  3,241              0.8               3,475           0.9
Other charges (income), net                         273              0.1                 417           0.1
                                              ---------            -----        ------------         -----
Earnings before taxes                            51,840             13.0              47,059          12.7

Provision for taxes                              15,551              3.9              14,118           3.8
                                              ---------            -----        ------------         -----
Net earnings                                 $   36,289              9.1        $     32,941           8.9
                                              =========            =====        ============         =====
Diluted per share amounts:

Net earnings                                 $     0.81                         $       0.72

Weighted average number of common            44,828,205                           45,711,078
shares


Notes:

(a) Net sales in U.S. dollars increased 8% as compared to the same period in 2003, of which 5% was due to currency exchange rate fluctuations.

                     METTLER-TOLEDO INTERNATIONAL INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                  (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                              AS REPORTED           AS REPORTED
                                              -----------           -----------
                                       THREE months ended    THREE months ended
                                        December 31, 2004     December 31, 2003
                                              (unaudited)           (unaudited)

Net sales                                     $   399,205           $   370,446
Cost of sales                                     200,748               194,203
                                              -----------           -----------
      Gross profit                                198,457               176,243

Research and development                           22,208                20,918
Selling, general and administrative               117,268               101,226
Amortization                                        3,627                 3,148
Interest expense                                    3,241                 3,475
Other charges (income), net                           273                   417
                                              -----------           -----------
      Earnings before taxes                        51,840                47,059

Provision for taxes                                15,551                14,118
                                              -----------           -----------
      Net earnings                            $    36,289           $    32,941
                                              ===========           ===========

Basic earnings per common share:
      Net earnings                            $      0.83           $      0.74
      Weighted average number of
        common shares                          43,601,286            44,582,017

Diluted earnings per common share:
      Net earnings                            $      0.81           $      0.72
      Weighted average number of
        common shares                          44,828,205            45,711,078

                                         METTLER-TOLEDO INTERNATIONAL INC.
                                         COMPARATIVE FINANCIAL INFORMATION
                                      (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                                    YEAR ended                      YEAR ended
                                             December 31, 2004               December 31, 2003
                                                   (unaudited)   %                                %

Net sales                                        $  1,404,454   100.0  (a)      $   1,304,431   100.0
Cost of sales                                         722,047    51.4                 686,255    52.6
                                                 ------------   -----           -------------   -----
Gross profit                                          682,407    48.6                 618,176    47.4

Research and development                               83,217     5.9                  78,003     6.0
Selling, general and administrative                   419,780    29.9                 372,822    28.6
Restructuring charge                                        -       -                   5,444     0.4  (b)(c)
                                                 ------------   -----           -------------   -----
Adjusted operating income                             179,410    12.8                 161,907    12.4

Amortization                                           12,256     0.9                  11,724     0.9
Interest expense                                       12,888     0.9                  14,153     1.1
Other charges (income), net                                42     0.0                    (881)   (0.1)
                                                 ------------   -----           -------------   -----
Earnings before taxes                                 154,224    11.0                 136,911    10.5

Provision for taxes                                    46,267     3.3                  41,073     3.2
                                                 ------------   -----           -------------   -----
Net earnings                                     $    107,957     7.7           $      95,838     7.3
                                                 ============   =====           =============   =====
Diluted per share amounts:

Net earnings                                     $       2.37                   $        2.11  (d)

Weighted average number of common shares           45,483,969                      45,508,847



 Notes:

(a) Net sales in U.S. dollars increased 8% as compared to the same period in 2003, of which 5% was due to currency exchange rate fluctuations.

(b) Relates to the final union settlement on the facility closure in France. As described in Note 15 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(c) In the Consolidated Statements of Operations, the restructuring charge is included in Other charges (income), net.

(d) Includes the impact of $0.08 from the restructuring charge, net of tax benefit.

                                         METTLER-TOLEDO INTERNATIONAL INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                     (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)

                                            AS REPORTED          AS REPORTED
                                            -----------          -----------
                                             YEAR ended           YEAR ended
                                      December 31, 2004    December 31, 2003
                                            (unaudited)

Net sales                                $    1,404,454       $    1,304,431
Cost of sales                                   722,047              686,255
                                         --------------       --------------
      Gross profit                              682,407              618,176

Research and development                         83,217               78,003
Selling, general and administrative             419,780              372,822
Amortization                                     12,256               11,724
Interest expense                                 12,888               14,153
Other charges (income), net                          42                4,563 (a)
                                         --------------       --------------
      Earnings before taxes                     154,224              136,911

Provision for taxes                              46,267               41,073 (b)
                                         --------------       --------------
      Net earnings                       $      107,957       $       95,838
                                         ==============       ==============

Basic earnings per common share:

      Net earnings                       $         2.44       $         2.15
      Weighted average number of
        common shares                        44,237,214           44,473,913

Diluted earnings per common share:

      Net earnings                       $         2.37       $         2.11
      Weighted average number of
        common shares                        45,483,969           45,508,847



(a) Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 15 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(b)  Includes a tax benefit of $1,633 in respect of (a) above.

                     METTLER-TOLEDO INTERNATIONAL INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                           (AMOUNTS IN THOUSANDS)

                                              December 31,        December 31,
                                                      2004                2003
                                               (unaudited)

Cash and cash equivalents                     $     67,176       $      45,116
Accounts receivable, net                           271,097             249,353
Inventories, net                                   156,539             151,764
Other current assets and prepaid expenses           57,545              59,304
                                              ------------       -------------
         Total current assets                      552,357             505,537

Property, plant and equipment, net                 242,709             231,512
Goodwill and other intangibles                     560,181             551,346
Other non-current assets                           124,825              98,881
                                              ------------       -------------
         Total assets                         $  1,480,072       $   1,387,276
                                              ============       =============

Short-term debt                               $      6,913       $      18,277
Accounts payable                                    85,129              68,243
Accrued and other current liabilities              256,204             241,389
                                              ------------       -------------
         Total current liabilities                 348,246             327,909

Long-term debt                                     196,290             223,239
Other non-current liabilities                      214,650             182,132
                                              ------------       -------------
         Total liabilities                         759,186             733,280

Shareholders' equity                               720,886             653,996
                                              ------------       -------------
         Total liabilities and
           shareholders' equity               $  1,480,072       $   1,387,276
                                              ============       =============



                                            METTLER-TOLEDO INTERNATIONAL INC.
                                     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (AMOUNTS IN THOUSANDS)

                                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   THREE months ended                    YEAR ended
                                                                      December 31,                  December 31,
                                                                  2004            2003          2004            2003
                                                              (unaudited)      (unaudited)  (unaudited)

  Cash flow from operating activities:
      Net earnings                                            $    36,289      $ 32,941     $ 107,957      $    95,838
      Adjustments to reconcile net earnings to
         net cash provided by operating activities:
           Depreciation                                             7,029         6,234        26,668           25,086
           Amortization                                             3,627         3,148        12,256           11,724
           Other                                                      713         2,632           569               13
           Voluntary pension contributions                        (10,006)      (17,111)      (10,006)         (17,111)
                Increase (decrease) in cash resulting from
          changes in operating assets and liabilities               6,412        10,933        28,549            1,681
                                                              -----------      --------     ---------      -----------
                    Net cash provided by operating activities      44,064        38,777       165,993          117,231
                                                              -----------      --------     ---------      -----------

       Cash flows from investing activities:
       Proceeds from sale of property, plant and equipment            104           238         1,819            2,092
         Purchase of property, plant and equipment                (10,365)       (9,510)      (27,882)         (27,152)
         Acquisitions                                                   -          (964)       (2,287)          (4,450)
                                                              -----------      --------     ---------      -----------
                    Net cash used in investing activities         (10,261)      (10,236)      (28,350)         (29,510)
                                                              -----------      --------     ---------      -----------
       Cash flows from financing activities:
         Proceeds from borrowings                                  12,682       197,122        81,027          248,726
         Repayments of borrowings                                  (6,948)     (215,324)     (121,631)        (325,946)
         Proceeds from exercise of stock options                   14,668         1,447        25,567            3,577
         Repurchases of common stock                              (42,302)            -      (102,397)               -
         Refinancing fees                                               -        (3,077)            -           (3,077)
                                                              -----------      --------     ---------      -----------
                    Net cash used in financing activities         (21,900)      (19,832)     (117,434)         (76,720)

       Effect of exchange rate changes on cash and cash
       equivalents                                                  1,225         1,012         1,851            2,688
                                                              -----------      --------     ---------      -----------

       Net increase in cash and cash equivalents                   13,128         9,721        22,060           13,689

       Cash and cash equivalents:
         Beginning of period                                       54,048        35,395        45,116           31,427
                                                              -----------      --------     ---------      -----------
         End of period                                        $    67,176      $ 45,116     $  67,176      $    45,116
                                                              ===========      ========     =========      ===========



RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                       $   44,064     $   38,777     $  165,993     $  117,231
       Payments in respect of restructuring activities                 662          3,653          3,982         16,792
       Proceeds from sale of property, plant and equipment             104            238          1,819          2,092
       Purchase of property, plant and equipment                   (10,365)        (9,510)       (27,882)       (27,152)
       Refinancing fees                                                  -         (3,077)             -         (3,077)
       Other                                                             -            599              -            596
                                                                ----------     ----------     ----------     ----------
              Free cash flow                                    $   34,465     $   30,680     $  143,912     $  106,482
                                                                ==========     ==========     ==========     ==========



                                            METTLER-TOLEDO INTERNATIONAL INC.
                                               OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION


                                                              3 months ended December 31, 2004
                                                 ------------------------------------------------------------
                                                      Europe         Americas       Asia/RoW       Total
U.S. dollar sales growth                                12%               0%            15%           8%
Impact of currency exchange rate fluctuations           -9%              -1%            -2%          -5%
                                                      -------          -------        -------      -------
Local currency sales growth                              3%              -1%            13%           3%


                                                                Year ended December 31, 2004
                                                 ------------------------------------------------------------
                                                      Europe         Americas       Asia/RoW       Total

U.S. dollar sales growth                                 9%               2%            19%           8%
Impact of currency exchange rate fluctuations           -9%               0%            -4%          -5%
                                                      -------          -------        -------      -------
Local currency sales growth                              0%               2%            15%           3%





